Exhibit 99.1

HEARTWARE RECEIVES 54-PATIENT ALLOTMENT FROM FDA

UNDER CONTINUED ACCESS PROTOCOL FOR

PIVOTAL U.S. BRIDGE-TO-TRANSPLANT CLINICAL TRIAL

Framingham, MA and Sydney, Australia, March 16, 2012 – HeartWare International, Inc. (Nasdaq: HTWR; ASX: HIN), a leading innovator of less invasive, miniaturized circulatory support technologies that are revolutionizing the treatment of advanced heart failure, today announced that the U.S. Food and Drug Administration (FDA) has approved an IDE (Investigational Device Exemption) Supplement that allows HeartWare to enroll a fourth allotment, of 54 additional patients, in its “ADVANCE” bridge-to-transplant clinical trial under a Continued Access Protocol (CAP). In three prior CAP allotments granted by FDA, 202 patients were enrolled between April 2010 and December 2011.

HeartWare’s ADVANCE clinical trial is an FDA approved IDE study designed to evaluate the HeartWare® Ventricular Assist System as a bridge to heart transplantation for patients with end-stage heart failure. Under the ADVANCE study, 140 patients at 30 U.S. clinical sites received HeartWare HVAD® pumps, making it the largest bridge-to-transplant pivotal trial to date. HeartWare submitted to the FDA a Pre-Market Approval (PMA) application seeking approval of the HeartWare System for the bridge-to-transplant indication in December 2010, and an FDA Circulatory System Devices Panel will review the PMA application on April 25, 2012.

Patient enrollment under the new CAP can now commence at the 30 centers participating in the ADVANCE clinical trial, subject to Institutional Review Board approvals at those sites.

About HeartWare International

HeartWare International develops and manufactures miniaturized implantable heart pumps, or ventricular assist devices, to treat Class IIIB / IV patients suffering from advanced heart failure. The HeartWare® Ventricular Assist System features the HVAD® pump, a small full-output circulatory support device designed to be implanted next to the heart, avoiding the abdominal surgery generally required to implant competing devices. The HeartWare System has received CE Marking in the European Union and TGA approval in Australia. The device is currently the subject of United States clinical trials for two indications: destination therapy and bridge-to-transplant under a continued access protocol. For additional information, please visit the Company’s website at www.heartware.com.

HeartWare International, Inc. is a member of the Russell 2000® and its securities are publicly traded on The NASDAQ Stock Market and the Australian Securities Exchange.

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Forward-Looking Statements

This announcement contains forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation our expectations with respect to the timing and progress of, and presentation of data related to, clinical trials, expected timing of regulatory filings and approvals, and research and development activities. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made. HeartWare does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. HeartWare may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation, the possibility the FDA does not approve the marketing of the HeartWare® Ventricular Assist System in the U.S., and those described in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission. We may update our risk factors from time to time in Part II, Item 1A “Risk Factors” in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings with the Securities and Exchange Commission.

For further information:

Christopher Taylor

HeartWare International, Inc.

Email: ctaylor@heartwareinc.com

Phone: +1 508 739 0864

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